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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)          March 23, 2005
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                              W. P. CAREY & CO. LLC
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         001-13779                                       13-3912578
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(Commission File Number)                       (IRS Employer Identification No.)


50 Rockefeller Plaza, New York, NY                         10020
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(Address of Principal Executive Offices)                 (Zip Code)

                                  212-492-1100
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.06.        Material Impairments.

On March 23, 2005, the registrant received a notification from a tenant indicating that the tenant intends to exercise its option to purchase two buildings at fair value pursuant to the terms of a lease agreement between the registrant and the tenant. The buildings are located in Amberley Village, Ohio and Berea, Kentucky and have an aggregate carrying value of $33,629,000.

In accordance with the lease agreement, the process for determining fair value of the buildings includes a 90-day period from the date of tenant notification for each party to select an appraiser and for the appraisers to agree on a fair value for the buildings. If the appraisers cannot reach an agreement then a mutually agreed upon third appraiser will be selected and the third appraiser's valuation will be binding on both parties.

The registrant currently estimates the fair value of the buildings to approximate $24,100,000 as unencumbered by the lease, which is subject to change once an appraisal is obtained. As the estimated fair value is less than the buildings' carrying value, the registrant will record an impairment charge in its first quarter of 2005 based on the most current available information at such time and will reclassify these assets as properties held for sale. Based on the results of the appraisal, the fair value of the buildings may be greater or less than the registrant's current estimate. Disposition costs to be paid by the registrant are expected to approximate $50,000. Pursuant to the terms of the lease agreement, the closing date for this transaction is expected to be no later than November 30, 2005.



On March 28, 2005, the registrant's operating committee approved a plan to sell a property in Livonia, Michigan. The registrant expects to sign a letter of intent with a third party in the near future to sell the Michigan property for $8,500,000. The letter of intent is expected to provide for a 75 day due diligence period for the buyer. As such, there is no assurance that the proposed sale will be completed.

The property has a carrying value of $9,050,000. The net proceeds from the sale after expected brokerage commissions and closing costs of approximately $250,000 are expected to be approximately $8,250,000. Because the sale proceeds net of the closing costs are below the carrying value, the property has been deemed impaired. The registrant expects to record an impairment charge of approximately $800,000 for the quarter ending March 31, 2005 in connection with the reclassification of this property to held for sale.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   W. P. CAREY & CO. LLC



                                   By: /s/ Claude Fernandez
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                                   Claude Fernandez,
                                   Managing Director and
                                   Chief Accounting Officer
                                   (Principal Accounting Officer)


Date:  March 30, 2005